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                                                                      Exhibit 21

                          SUBSIDIARIES OF INTEGRA, INC.

               -        Elliptic Resources, Inc.

               -        Integra IPA, Inc.

               -        Integra of Pennsylvania, Inc.

               -        North, Clawson, Bolt Ltd.

               -        Orbital Investments, Inc.

               -        Perigee Properties, Inc.

               -        The Clifton Group, Inc.

               -        Twin Ponds III, Inc.

               -        Twin Ponds Management, Inc.